Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]     Royal Bank of Canada

                 Senior Global Medium-Term Notes, Series C



                 Accrual Notes                      Floating-to-Fixed Rate Notes

                 Fixed Rate Notes                   Floating Rate Notes

                 Step Up Notes                      Leveraged Notes

                 Range Accrual Notes                Dual Range Accrual Notes

                 Non-Inversion Range Accrual        Inverse Floating Rate Notes
                 Notes
                                                    Leveraged Steepener Notes
                 Fixed-to-Floating Rate Notes


                                  GENERAL TERMS

     Royal Bank of Canada may offer and sell accrual notes, fixed rate notes, step up notes, range accrual notes, non-inversion range accrual notes, fixed-to-floating rate notes, floating-to-fixed rate notes, floating rate notes, leveraged notes, dual range accrual notes, inverse floating rate notes or leveraged steepener notes (collectively, the "notes") from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms of different kinds of notes and the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Principal Amount:             As specified in the applicable pricing supplement.

Maturity Date:                As specified in the applicable pricing supplement.

Interest Rate:                As specified in the applicable pricing supplement.

Leverage Rate                 As specified in the applicable pricing supplement.

Reference Rate(s):            As specified in the applicable pricing supplement.

Reference Rate Range(s):      As specified in the applicable pricing supplement.

Initial Interest Period:      As specified in the applicable pricing supplement.

Subsequent Interest Period:   As specified in the applicable pricing supplement.

Type of Note:                 As specified in the applicable pricing supplement.

Interest Payment Dates:       On the date or dates specified in the applicable
                              pricing supplement; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day but no adjustment will be made to the interest period or to any interest payment made on any succeeding business day. The applicable pricing supplement may specify that the interest dates are monthly, quarterly, semi-annually, annually or only at maturity.

Interest Payable:             For any interest payment date (as specified in the
                              applicable pricing supplement), you will receive:

                              If your note is an accrual note, you will receive at maturity an amount equal to the fixed rate of interest (or other financial measure) specified in the applicable pricing supplement times the actual number of calendar days from and including the date of issue of the fixed rate note to but excluding the maturity date, assuming a calendar of twelve thirty day months, divided by 360 and compounded on the basis specified in the applicable pricing supplement.

                              If your note is a fixed rate note, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to the fixed rate of interest (or other financial measure) specified in the applicable pricing supplement times the actual number of calendar days from and including the last interest payment date (or the date of issue of the fixed rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a step up note, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to the applicable fixed rate of interest (or other financial measure) specified in the applicable pricing supplement for that period times the actual number of calendar days from and including the last interest payment date (or the date of issue of the step up note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a fixed-to-floating rate note, the return on your note during the initial interest period will be the fixed rate of interest (or other financial measure), and during the subsequent interest period, the floating rate of interest (or other financial measure), all as specified in the applicable pricing supplement. During each period, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to the fixed or floating rate of interest (or other financial measure), as applicable, times the actual number of calendar days from and including the last interest payment date (or the date of issue of the fixed-to-floating rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a floating-to-fixed rate note, the return on your note during the initial interest period will be the floating rate of interest (or other financial measure), and during the subsequent interest period, the fixed rate of interest (or other financial measure), all as specified in the applicable pricing supplement. During each period, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to the floating or fixed rate of interest (or other financial measure), as applicable, times the actual number of calendar days from and including the last interest payment date (or the date of issue of the floating-to-fixed rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a floating rate note, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to the floating rate of interest (or other financial measure) specified in the applicable pricing supplement times the actual number of calendar days from and including the last interest payment date (or the date of issue of the floating rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a leveraged note, you will receive on each interest payment date (as specified in the applicable pricing supplement) an amount equal to the fixed or floating rate of interest (or other financial measure) times the leverage rate, each as specified in the applicable pricing supplement, times the actual number of calendar days from and including the last interest payment date (or the date of issue of the leveraged note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a range accrual note, you will receive on each interest payment date a fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement times a fraction, the numerator of which is the number of calendar days in the applicable interest period on which the reference rate satisfies the reference rate range, and the denominator of which is the total number of calendar days in the applicable interest period, in each case assuming a calendar of twelve thirty day months, divided by 360. The reference rate on any non-business day will be equal to the rate on the immediately preceding business day, and for the last four business days before each interest payment date, the reference rate will be determined by reference to its level on the fifth business day before such interest payment date.

                              If your note is a dual range accrual note, you will receive on each interest payment date the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement, times a fraction, the numerator of which is the number of calendar days in the applicable interest period on which both reference rates satisfy the reference rate range(s), and the denominator of which is the total number of calendar days in the applicable interest period, in each case assuming a calendar of twelve thirty day months, divided by 360. The reference rates on any non-business day will be equal to the rates on the immediately preceding business day, and for the last four business days before each interest payment date, the reference rates will be determined by reference to their level on the fifth business day before such interest payment date.

                              If your note is an inverse floating rate note, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to a fixed rate of interest less the floating rate of interest (or other financial measure), each as specified in the applicable pricing supplement, times the actual number of calendar days from and including the last interest payment date (or the date of issue of the inverse floating rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360.

                              If your note is a non-inversion range accrual note, you will receive on each interest payment date a fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement times a fraction, the numerator of which is the number of calendar days in the applicable interest period on which the high side reference rate exceeded the low-side reference rate by an amount equal to or above the minimum spread level specified in the applicable pricing supplement, and the denominator of which is the total number of calendar days in the applicable interest period, in each case assuming a calendar of twelve thirty day months, divided by
                              360. The reference rate on any non-business day will be equal to the rate on the immediately preceding business day and, for the last four business days before each interest payment date, the low side reference rate and the high side reference rate will be determined by reference to their levels on the fifth business day (or, if not a business day, the immediately preceding business day) before such interest payment date.

                              If your note is a leveraged steepener note, you will receive on each payment date (as specified in the applicable pricing supplement) an amount equal to, during the initial interest period (if the applicable pricing supplement provides for an initial interest period), the initial rate of interest (or other financial measure) specified in the applicable pricing supplement (which will be a fixed rate), times the actual number of calendar days from and including the last interest payment date (or the date of issue of the leveraged steepener note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360. During the subsequent interest period (or, if the applicable pricing supplement does not provide for an initial interest period, on each interest payment date during the term of the notes), you will receive an amount equal to the leverage factor times the difference between the high side reference rate and the low-side reference rate (all as specified in the applicable pricing supplement), times the actual number of calendar days from and including the last interest payment date (or the date of issue of the leveraged steepener note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve thirty day months, divided by 360; provided, however, that the interest rate can never be less than 0.00% and that the interest rate on any non-business day will be equal to the interest rate on the immediately preceding business day.

Maturity Payment:             On the Maturity Date you will receive the
                              principal amount of your notes plus any accrued and unpaid interest.

Redemption:                   If the applicable pricing supplement specifies
                              that the notes are "Redeemable," your notes will be redeemable by the issuer at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date on any payment date on or after the "Call Effective Date" specified in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes are "Not Redeemable," then your notes may not be redeemed before maturity by the issuer.

Cap: If the applicable pricing supplement specifies that the notes are "Capped", the interest rate payable on your notes during any interest period will be the lesser of the interest rate and the Cap specified in the applicable pricing supplement.

Survivor's Option:            If the applicable pricing supplement specifies
                              that the survivor's option applies to your notes, then upon the death of the beneficial owner of a note, a valid exercise of the survivor's option and the proper tender of that note for repayment, we will repay the note, in whole or in part, at a price equal to 100% of the principal amount of that note plus any accrued and unpaid interest to the payment date, subject to significant limitations. See "General Terms of the Notes
                              --Survivor's Option" below.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation agent:            The Bank of New York.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

             Product Prospectus Supplement dated February 25, 2009.

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In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the notes described in this product prospectus supplement unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" or the "applicable pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

     The notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). This product prospectus supplement summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

     The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                                 TABLE OF CONTENTS
Product Prospectus Supplement

Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Notes.....................................................................................PS-6
Use of Proceeds And Hedging...................................................................................PS-21
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-23
Supplemental Discussion Of U.S. Federal Income Tax Consequences...............................................PS-24
Employee Retirement Income Security Act.......................................................................PS-31
Supplemental Plan of Distribution.............................................................................PS-32

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and prospectus supplement, before investing in the notes.
--------------------------------------------------------------------------------


The Interest Rate of Fixed-to-Floating Rate Notes, Floating-to-Fixed Rate Notes, Floating Rate Notes, Inverse Floating Rate Notes, Range Accrual Notes, Dual Range Accrual Notes, Leveraged Steepener Notes and Non-Inversion Range Accrual Notes Is Uncertain and Could Be 0.0%.

     If your notes are fixed-to-floating rate notes, floating-to-fixed rate notes, floating rate notes, inverse floating rate notes, range accrual notes, dual range accrual notes, leveraged steepener notes or non-inversion range accrual notes, the reference rate(s) is (are) floating interest rate(s) (or other financial measure(s)). No interest will accrue on the notes with respect to any day on which the reference rate(s) is (are) outside the reference rate range(s) (or, for leveraged steepener notes, where the low-side reference rate exceeds the high side reference rate) (or, for inverse floating rate notes, where the reference rate is above the Fixed Rate), (or for floating rate notes, where the reference rate is equal to zero). For every day on which the reference rate(s) is (are) outside the reference rate range(s), the effective interest rate for the applicable interest period will be reduced, and if the reference rate(s) remain(s) outside the reference rate range(s) for the entire period,(or, for fixed-to-floating rate notes, floating-to-fixed rate notes, floating rate notes, inverse floating rate notes and leveraged steepener notes) on the fifth business day prior to the beginning of the coupon period, holders of the notes will receive no interest for that interest period. If the applicable pricing supplement provides that the interest period is the entire term of the note and the reference rate(s) has (have) been outside the reference rate range(s) (or, for leveraged steepener notes, if the low-side reference rate has exceeded the high side reference rate), (or, for inverse floating rate notes, where the reference rate is above the Fixed Rate), (or for floating rate notes, where the reference rate is equal to zero) on the fifth business day prior to the beginning of the coupon period, you will not receive any interest on your notes.

     If the reference rate(s) remain(s) outside the reference rate range(s) for range accrual notes, dual range accrual notes or non-inversion range accrual notes for a substantial number of days during an interest period, the effective yield on the notes for such interest period may be less than what would be payable on conventional, fixed-rate notes of comparable maturity. For fixed-to-floating rate notes, floating-to-fixed rate notes, floating rate notes, inverse floating rate notes and leveraged steepener notes that specify an initial interest rate, because the interest payable on such note is set on each reset date, but does not vary during the interest period between reset dates, the effective yield on the notes for such interest period may be less than what would be payable on conventional, fixed-rate notes of comparable maturity. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Royal Bank with the same maturity date. The return on your investment may not compensate you for the opportunity cost when you take into account factors that affect the time value of money. You should, therefore, be prepared to realize no return at maturity over the principal amount of your notes.

     The interest payments on the notes and return of only the principal amount at maturity or redemption may not compensate you for the effects of inflation (unless your notes are linked to a measure of inflation) and other factors relating to the value of money over time.

For Notes Subject to a Reference Range (Range Accrual Notes, Dual Range Accrual Notes and Non-Inversion Range Accrual Notes), the Applicable Reference Rate(s) for the Last Four Business Days of an Interest Period Will Be the Reference Rate(s) on the Applicable Business Day Immediately Preceding Those Four Days.

     Because the applicable reference rate(s) for the last five business days of an interest period will be the reference rate(s) on the ending reference rate date, with respect to range accrual notes, dual range accrual notes and non-inversion range accrual notes, if the reference rate(s) on that date is
(are) outside the reference rate range(s), you will not receive any interest in respect of those five days even if the reference rate(s) as actually calculated on any of those days satisf(ies)(y) the reference rate range(s).

Even For Notes not Subject to a Reference Rate Range, Unless the Interest Rate on Such Notes is fixed, the Amount of Interest Payable on Such Notes is Uncertain and May be 0.00%

     Even where the interest rate on your note during any interest period is not subject to the satisfaction of a reference rate range, unless the applicable pricing supplement specifies that the interest rate during any interest period will be a fixed rate of interest, the interest rate will be floating and may decrease, potentially to zero. If this is true during every interest period, the interest paid on the notes will be 0.00%.

     Even if the interest rate on your notes is linked to the Consumer Price Index ("CPI"), the level of the CPI may decrease during periods of little or no inflation (and will decrease during periods of deflation), in which case the interest rate on your notes during any such period may be reduced, potentially to 0.00%.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

     There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

     If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

     The notes have not been designated for trading in the PORTAL system.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

     The following factors, which are beyond our control, may influence the market value of your notes:

     o Changes in the level of the reference rate(s). For example, if you purchase Range Accrual Notes, an increase in the level of the reference rate could cause a decrease in the market value of the notes because no interest will be payable on the notes if the reference rate is outside the reference rate range. Conversely, a decrease in the level of the reference rate for any of the notes could cause an increase in the market value of the notes because interest will be payable (provided that the reference rate does not decrease below the lower end of the reference rate range). However, if the level of the reference rate decreases and remains low, the likelihood of the notes being redeemed (if the notes are redeemable) would increase. The level of the reference rate itself will be influenced by complex and interrelated political, economic, financial and other factors that can affect the money markets generally and the London interbank market in particular.

     o Changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease, and if U.S. interest rates decrease, the market value of the notes may increase.

     o Volatility of the reference rate. If the size and frequency of fluctuations of the reference rate increases, the market value of the notes may decrease.

     These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.



The CPI Itself and the Way the Bureau of Labor Statistics of the U.S. Bureau of Labor Statistics ("BLS") Calculates the CPI May Change In the Future.

     If the interest rate on your notes is linked to the CPI, there can be no assurance that the BLS will not change the method by which it calculates the CPI, and thereby affect the level of the CPI used to calculate any interest rate (or, if applicable, determine any satisfaction of any reference rate range) applicable to your notes. In particular, changes in the way the CPI is calculated could reduce the level of the CPI, which, if the interest rate on your notes is a floating rate of interest linked to the CPI, will result in lower interest payments during the applicable interest period(s), and in turn reduce the market value of the notes.

For Fixed-to-Floating, Floating-to-Fixed, Range Accrual Notes, Floating Rate Notes, Non-Inversion Notes Inverse Floating Rate Notes, Dual Range Accrual Notes and Leveraged Steepener Notes, the Interest Rate Payable During the Initial Interest Period May Not Be Indicative of the Interest Rate Payable During the Subsequent Interest Period.

     The interest rate of fixed-to-floating rate notes, floating-to-fixed rate notes, range accrual notes, dual range accrual notes, floating rate notes, non-inversion notes and leveraged steepener notes may be based on a different rate of interest during the Initial Interest Period and the Subsequent Interest Period. In particular, during the interest period(s) where a fixed rate of interest (or other financial measure) applies, this fixed rate of interest (or other financial measure) may be higher than the floating rate of interest (or other financial measure) that will be applicable during the other interest period(s). As noted above, the interest rate during the any interest period where a floating rate of interest is applicable is uncertain and could be 0.0%.

The Interest Rate on the Notes, if the Notes are "Capped", Will be Limited.

     If the applicable pricing supplement specifies that your notes are "Capped", the interest rate payable on your notes during any period will be the lesser of the interest rate and the Cap specified in the applicable pricing supplement. Therefore, the return you receive during any interest period may be less than what you would have received had you invested in a security linked to the reference rate but not subject to the Cap.

Trading Activities by Royal Bank or its Affiliates May Adversely Affect the Market Value of the Notes.

     As described below under "Use of Proceeds and Hedging" on page PS-21, we or one or more affiliates may hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the reference rate, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the reference rate for your notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Historical Levels of the Reference Rate(s) Should Not Be Taken as an Indication of the Future Levels of Such Rate(s).

     The historical performance of the reference rate(s), which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference rate(s) during the term of the notes. Changes in the level of the reference rate(s) will affect the trading price of the notes, but it is impossible to predict whether the level of the reference rate(s) will rise or fall.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

     As noted above, we and our affiliates expect to engage in trading activities related to the reference rate(s) that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could be adverse to the interests of the holders of the notes.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

     The calculation agent will, among other things, decide the amount of your payment for any interest payment date on the notes. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent's role, see "General Terms of the Notes--Role of Calculation Agent". The calculation agent will exercise its judgment when performing its functions and may take into consideration Royal Bank's ability to unwind any related hedges. Since this determination by the calculation agent will affect payments on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Significant Aspects of the Tax treatment of the Notes May Be Uncertain.

     The tax treatment of the notes may be uncertain. Specifically, for U.S. federal income tax purposes, the tax treatment of range accrual notes, dual range accrual notes, non-inversion range accrual notes, floating rate notes, leveraged steepener notes and leveraged notes, with a term of one year or less is uncertain because there are no rules that specifically govern short-term contingent debt. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

     In addition, because the tax disclosure in this product prospectus supplement has been prepared without regard to any particular offering of notes, the tax disclosure does not take into account the terms of any particular note. The U.S. federal income tax consequences of a note with terms that are not consistent with the assumptions made in the tax disclosure may be significantly different from the anticipated tax treatment discussed in this document. You should therefore not rely on the disclosure in this product prospectus supplement or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. There may also be other features or terms of any specific offering of notes that will cause the tax section in this product prospectus supplement to be inapplicable to any specific offering of notes.

     Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

U.S. Taxpayers Will be Required to Pay Taxes Each Year on Notes that are Treated as Contingent Payment Debt Instruments and Notes that are Issued with Original Issue Discount

     If the notes are subject to special rules governing contingent payment debt instruments for United States federal income tax purposes and the holder is a U.S. individual or taxable entity, that holder generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for the notes, even though that holder may not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amounts a holder will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain that may be recognized on the sale, redemption or maturity of such notes will generally be ordinary income. Any loss that may be recognized upon the sale, redemption or maturity of such notes will generally be ordinary loss to the extent of the interest that the holder included as income in the current or previous taxable years in respect of the notes and thereafter will be capital loss. The deductibility of capital losses is subject to limitations. Similarly, if the notes are treated as issued with original issue discount, U.S. holders will need to accrue interest on the notes and pay tax accordingly, even though such holders may not receive any payments from us until maturity.

     For further discussion, see "Supplemental Discussion of U.S. Federal Income Tax Consequences" beginning on page PS-24.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

     The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

     This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                           GENERAL TERMS OF THE NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

     In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the notes, including your notes:

Specified Currency

     Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

     The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

     Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Redemption

     If the applicable pricing supplement specifies that the notes are "Redeemable," your notes will be redeemable by the issuer at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date on any payment date on or after the "Call Effective Date" specified in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes are "Not Redeemable," then your notes may not be redeemed by the issuer.

Cap

     If the applicable pricing supplement specifies that the notes are "Capped", the interest rate (or other financial measure) payable on your notes during any period will be the lesser the interest rate (or other financial measure) and the Cap specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

     o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below; and

     o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

     Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Payment at Maturity

     At maturity, you will receive $1,000 cash for each $1,000 principal amount note, plus accrued and unpaid interest, if any, as described under "--Interest Payments" below.

Maturity Date

     The maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day, provided that the maturity date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Interest Payments

Accrual Notes:

     Accrual notes do not pay interest during the term of the note. Interest compounds on the basis stated in the applicable pricing supplement at a rate calculated as follows:


                                               N
                         Interest rate = R x (---)
                                              360


Where:

       "R" is the reference rate (which will be a fixed rate) specified in the applicable pricing supplement; and

       "N" is the total number of calendar days from and including the first date in the compounding period (or, in the case of the initial compounding period, the issue date) to but excluding the end of the compounding period (or, in the case of the final compounding period, the maturity date), assuming a calendar of twelve thirty day months.

     The notes, other than accrual notes, will bear interest from and including each interest payment date (or the issuance date of the notes, as applicable) to but excluding the following interest payment date (or the maturity date or redemption date of the notes, as applicable) (each, an "interest period") calculated in accordance with the applicable formula below:

Fixed Rate Notes:


                                               N
                         Interest rate = R x (---)
                                              360


Where:

       "R" is the reference rate (which will be a fixed rate) specified in the applicable pricing supplement; and

       "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the fixed rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Step Up Notes:


                                               N
                         Interest rate = R x (---)
                                              360


Where:

       "R" is the reference rate for that interest period as specified in the applicable pricing supplement; and

       "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the fixed rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Fixed-to-Floating Rate Notes:

During the initial interest period:


                                                N
                         Interest rate = R1 x (---)
                                               360


During the subsequent interest period


                                                N
                         Interest rate = R2 x (---)
                                               360


Where:

       "R1" is the reference rate (which will be a fixed rate of interest or other financial measure) specified in the applicable pricing supplement;

       "R2" is the reference rate (which will be a floating rate of interest or other financial measure) specified in the applicable pricing supplement; and

       "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the fixed-to-floating rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Floating-to-Fixed Rate Notes:

During the initial interest period:

                                                N
                         Interest rate = R1 x (---)
                                               360


During the subsequent interest period:


                                                N
                         Interest rate = R2 x (---)
                                               360


Where:

       "R1" is the reference rate (which will be a floating rate of interest or other financial measure) specified in the applicable pricing supplement;

       "R2" is the reference rate (which will be a fixed rate of interest or other financial measure) specified in the applicable pricing supplement; and

       "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the floating-to-fixed rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Floating Rate Notes:


                                               N
                         Interest rate = R x (---)
                                              360


Where:

       "R" is the reference rate (which will be a floating rate) specified in the applicable pricing supplement; and

       "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the floating rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Leveraged Notes:


                                                 N
                       Interest rate = R x L x (---)
                                                360


Where:

       "R" is the reference rate specified in the applicable pricing supplement;

       "L" is the leverage rate specified in the applicable pricing supplement; and

       "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the leveraged rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Range Accrual Notes:


                                              N
                         Interest rate = R x (-)
                                              D


Where:

       "R" is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

       "N" is the total number of calendar days in the applicable interest period on which the reference rate satisfies the reference rate range; provided, however, that the reference rate on any non-business day will be equal to the reference rate on the immediately preceding business day; and provided further, that the reference rate for any day from and including the fifth business day preceding the related interest payment date for any interest period shall be the reference rate as in effect on the ending reference rate date; and

       "D" is the total number of calendar days in the applicable interest period.

       The "ending reference rate date" for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

       The "reference rate" will be the rate specified in the applicable pricing supplement. See below under "--Common Reference Rates" for a description of certain reference rates that may be applicable to your notes.

       The "reference rate range" will be specified in the applicable pricing supplement.

Nothing will be added to "N" with respect to any day on which the reference rate does not satisfy the reference rate range. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Dual Range Accrual Notes:


                                              N
                         Interest rate = R x (-)
                                              D


Where:

       "R" is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

       "N" is the total number of calendar days in the applicable interest period on which both reference rates satisfy the reference rate range(s); provided, however, that the reference rates on any non-business day will be equal to the reference rates on the immediately preceding business day; and provided further, that the reference rates for any day from and including the fifth business day preceding the related interest payment date for any interest period shall be the reference rates as in effect on the ending reference rate date; and

       "D" is the total number of calendar days in the applicable interest period.

       The "ending reference rate date" for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

       The "reference rates" will be the rates specified in the applicable pricing supplement. See below under "--Common Reference Rates" for a description of certain reference rates that may be applicable to your notes.

       The "reference rate range(s)" will be specified in the applicable pricing supplement.


       Nothing will be added to "N" with respect to any day on which the reference rates do not satisfy the reference rate range(s). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Inverse Floating Rate Notes:


                                                  N
                      Interest rate = (F - R) x (---)
                                                 360


Where:

              "F" is the fixed rate of interest specified in the applicable pricing supplement;

              "R" is the reference rate (which will be a floating rate) specified in the applicable pricing supplement; and

              "N" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the inverse floating rate note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

Non-Inversion Range Accrual Notes:


                                              N
                         Interest rate = R x (-)
                                              D


Where:

       "R" is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

       "N" is the total number of calendar days in the applicable interest period on which the high side reference rate exceeded the low-side reference rate by an amount equal to or above minimum spread level specified in the applicable pricing supplement; provided, however, that the reference rate on any non-business day will be equal to the reference rate on the immediately preceding business day; and provided further, that for the last four business days before such interest payment date the low-side reference rate and the high side reference rate will be determined by reference to their levels on the ending reference rate date; and

       "D" is the total number of calendar days in the applicable interest period.

       The "ending reference rate date" for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

       The "reference rate" will be the rate specified in the applicable pricing supplement. See below under "--Common Reference Rates."

Nothing will be added to "N" with respect to any day on which the reference rate does not satisfy the reference rate range. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Leveraged Steepener Notes:

During the initial interest period (if the applicable pricing supplement provides for an initial interest period):


                                                N1
                         Interest rate = R1 x (---)
                                               360


During the subsequent interest period (or, if the applicable pricing supplement does not provide for an initial interest period, on each interest payment date during the term of the notes):


                                                   N2
                  Interest rate = R2 x (H - L) x (---)
                                                  360


Where:

       The interest rate can never be less than 0.00%, but may be subject to a Cap;

       "R1" is the rate of interest (if specified in the applicable pricing supplement) and "R2" is the Leverage Factor (or other financial measures) specified in the applicable pricing supplement (where R1 will be a fixed rate);

       "H" is the high side reference rate specified in the applicable pricing supplement, set 5 business days prior to the beginning of the interest period;

       "L" is the low-side reference rate specified in the applicable pricing supplement, set 5 business days prior to the beginning of the interest period;

       "N1" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the leveraged steepener note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months; and

       "N2" is the actual number of calendar days from and including the last interest payment date (or the date of issue of the leveraged steepener note for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve thirty day months.

       The "ending reference rate date" for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

       The "reference rate" will be the rate specified in the applicable pricing supplement. See below under "--Common Reference Rates" for a description of certain reference rates that may be applicable to your notes.

       The "reference rate range" will be specified in the applicable pricing supplement.


Survivor's Option

     If the "Survivor's Option" is specified in the applicable pricing supplement as applicable to your note, then the successor holders of your note will have the right to require us to repay your note prior to its maturity date upon the death of the beneficial owner as described below.

     Upon a valid exercise of the survivor's option as described below and a proper tender of the relevant notes, we will, at our option, either repay or purchase the relevant notes at a price equal to 100% of the principal amount of the relevant notes plus accrued and unpaid interest to the date of such repayment or purchase, subject to limitations on the aggregate amount of notes we will repay or purchase in any calendar year as described below.

     The survivor's option may not be exercised unless the deceased beneficial owner (and for jointly owned notes, the last surviving beneficial owner) had purchased the notes (either in an initial or subsequent sale of the notes) at least one year prior to the date of his or her death. In addition, the aggregate principal amount of notes as to which the survivor's option may be exercised is limited as follows:

     o In any calendar year to the greater of $250,000 or 1% of the outstanding aggregate principal amount of the relevant class of notes as of December 31 of the most recently completed year (the "Annual Limitation").

     o For any deceased beneficial owner or, if owned jointly, for the last surviving beneficial owner of the Notes, to $100,000 for any calendar year (the "Individual Limitation").

     We will not make principal repayments or purchase notes pursuant to the exercise of the survivor's option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment or purchase of any note, the principal amount of the note remaining outstanding after repayment or purchase must be at least $1,000.

     We will accept, in the order delivered, each note delivered pursuant to a valid exercise of the survivor's option, unless the acceptance of that note would contravene the Annual Limitation or the Individual Limitation.

     Any note we accept for repayment or purchase pursuant to an exercise of the survivor's option will be repaid or purchased no later than the first interest payment date to occur that is at least 20 calendar days after the date of acceptance or, if the notes bear interest only at maturity, on the date that is 60 days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. Each note delivered for repayment or purchase that is not accepted in any calendar year due to the application of the Annual Limitation or the Individual Limitation will not be accepted in any subsequent years. Other than as described in the immediately preceding sentence, notes delivered to us upon exercise of the survivor's option may not be withdrawn.

     If a note delivered for purchase or repayment pursuant to valid exercise of the survivor's option is not accepted, the trustee for the notes, will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw the relevant notes and abandon the exercise of the survivor's option.

     Subject to the Annual Limitation and the Individual Limitation, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by the issuer in its sole discretion. The issuer's determination will be final and binding on all parties.

     The death of a person owning a note:

     in joint tenancy (with or without right of survivorship) or tenancy by the entirety, provided all other such tenants are previously deceased, will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note will be subject to the survivor's option;

     by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder's interest in that note, except that if notes are held by a husband and wife as tenants in common, only the death of both husband and wife will be deemed the death of the beneficial owner of the note, and the entire principal amount of that note will be subject to the survivor's option;

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor's option, regardless of the registered holder, if the beneficial interest can be established to the satisfaction of the trustee. A beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or community property and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

     If the beneficial owner held legal title and beneficial interest in the note, either in its entirety or as a joint tenant or tenant in common, we will deem the personal representative of the deceased beneficial owner (as determined in accordance with the laws of the relevant jurisdiction) to be the representative of the beneficial owner. If the beneficial owner held the beneficial title to the note and the legal title was held by an agent, nominee, bare trustee or spouse, we will deem the agent, nominee, bare trustee or spouse (collectively referred to as a "nominee") to be the representative of the beneficial owner. If the beneficial owner has designated a beneficiary or beneficiaries in accordance with the laws of the applicable jurisdiction, including without limitation Individual Retirement Accounts, Roth IRA Accounts, and Transfer on Death Accounts, we will deem the designated beneficiary or beneficiaries to be the representative of the beneficial owner.

     In the case of repayment or purchase pursuant to the exercise of the survivor's option, for notes represented by a global security, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise the survivor's option for your note. To obtain repayment pursuant to exercise of the survivor's option with respect to a note represented by a global security, the representative must provide to the broker or other entity through which the deceased owner held the beneficial interest:

     o a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority. ("FINRA") or a commercial bank or trust company having an office or correspondent in the United States;

     o appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

     o instructions to the broker or other entity to notify the depositary of its desire to obtain repayment pursuant to exercise of the survivor's option;

     o a detailed description of the relevant note, including the CUSIP number; and

     o     the deceased's social security number.

     The broker or other entity will provide to the trustee:

     o a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA or a commercial bank or trust company having an office or correspondent in the United States;

     o appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

     o a certificate or letter satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased's beneficial interest in the note; and

     o     a detailed description of the note, including the CUSIP number.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor's option to the appropriate representative.

     In order to validly exercise a survivor's option for a note held in definitive rather than global form, the representative must deliver to the trustee the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a global note (other than instructions to notify DTC), plus the note, a properly executed assignment of the note, and evidence of beneficial ownership of any note held in nominee name.

     Attached as Annex A to this pricing supplement is a form to be used by a representative to exercise the survivor's option on behalf of a deceased beneficial owner of a note. In addition, a representative may obtain these forms from The Bank of New York, Global Trust Services, Americas, 101 Barclay Street, 4E, New York, NY 10286 or call its Global Trust Services Department at (212) 815-4869, during normal business hours.

Common Reference Rates

     Some of the reference rates that may be applicable to your notes are described below. The pricing supplement applicable to your notes will specify which reference rate will apply to your notes (which may or may not be one of the reference rates described below). In the event of a conflict between the applicable pricing supplement and this product prospectus supplement, the applicable pricing supplement will control.

CMS Rate

The "CMS rate" means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the relevant pricing supplement, which appears on Reuters screen "ISDAFIX1" page as of 11:00 a.m., New York City time, on the related reference rate determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

     o If the CMS rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the reference rate determination date, then the CMS rate will be the rate for U.S. dollar swaps with a maturity designated in the relevant pricing supplement, expressed as a percentage, which appears on the Reuters screen "ISDAFIX1" page as of 11:00 a.m., New York City time, on the reference rate determination date.

     o If that information is no longer displayed by 11:00 a.m., New York City time, on the reference rate determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the reference rate determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity designated in the relevant pricing supplement commencing on that reference rate determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to "LIBOR Reuters" with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that reference rate determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

     o If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that reference rate determination date or, if that reference rate determination date is the first reference rate determination date, the initial interest rate.

LIBOR

Notes having a reference rate based on "LIBOR" or the London Interbank Offered Rate will bear interest at the interest rates specified in the relevant pricing supplement. The calculation agent will determine "LIBOR" for each reference rate determination date as follows:

     o As of the reference rate determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the relevant pricing supplement, commencing on the second London banking day immediately following that reference rate determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that reference rate determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms provides only for a single rate, that single rate will be used.

     o If (i) fewer than two offered rates appear and "LIBOR Reuters" is specified in the relevant pricing supplement, or (ii) no rate appears and the relevant pricing supplement specifies "LIBOR Reuters" and the Designated LIBOR page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the relevant pricing supplement commencing on the second London banking day immediately following the reference rate determination date or, if pounds sterling is the index currency, commencing on that reference rate determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that reference rate determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     o If at least two quotations are provided, LIBOR determined on that reference rate determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the relevant pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the relevant pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that reference rate determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The "index currency" means the currency specified in the relevant pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the relevant pricing supplement, the index currency will be U.S. dollars.

"Designated LIBOR page" means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor.

"USD-LIBOR-BBA" means that the rate for an reference rate determination date will be the rate for deposits in U.S. dollars for a period of the "designated maturity", specified in the relevant pricing supplement, which appears on the Reuters screen "LIBOR01" as of 11:00 a.m., London time, on the day that is two London banking days preceding that reference rate determination date. If that rate does not appear on the Reuters screen "LIBOR01", the rate for that reference rate determination date will be determined as if the parties had specified "USD-LIBOR-Reference Banks" as the applicable floating rate option.

"USD-LIBOR-Reference Banks" means that the rate for an reference rate determination date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market ("reference banks") at approximately 11:00 a.m., London time, on the day that is two London banking days preceding that reference rate determination date to prime banks in the London interbank market for a designated period commencing on that reference rate determination date and in a designated amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the rate for that reference rate determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that reference rate determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that interest reset date for loans in U.S. dollars to leading European banks for a designated period commencing on that reference rate determination date and in a designated amount.

"One-month LIBOR" means the USD-LIBOR-BBA rate with a designated maturity of one month commencing on the interest reset date.

"Three-month LIBOR" means the USD-LIBOR-BBA rate with a designated maturity of three months commencing on the interest reset date.

"Six-month LIBOR" means the USD-LIBOR-BBA rate with a designated maturity of six months commencing on the interest reset date.

"Nine-month LIBOR" means the USD-LIBOR-BBA rate with a designated maturity of nine months commencing on the interest reset date.

"One-year LIBOR" means the USD-LIBOR-BBA rate with a designated maturity of one year commencing on the interest reset date.

     If LIBOR Reuters is not specified in the relevant pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the index currency, as if Reuters screen "LIBOR01" had been specified.

Consumer Price Index

Notes having a reference rate based on the Consumer Price Index ("CPI") will bear interest at the rate specified in the applicable pricing supplement. The CPI is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, reported monthly by the U.S. Bureau of Labor Statistics and published on Bloomberg CPURNSA or any successor service. The CPI for a particular month is published during the following month.

The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors' and dentists' services and drugs. In calculating the index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the

BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The base reference period for your notes will be specified in the applicable pricing supplement.

Payment of Additional Amounts

     We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

     (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

     (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

     (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

             (a)  the due date for payment thereof, or

             (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

     (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

     For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

     We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and

(y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

     For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

     If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

     For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

     The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

     o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     o    no default quotation is obtained, or

     o every quotation of that kind obtained is objected to within five business days after the due date as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the maturity date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

     Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

     The calculation agent will make all determinations regarding the reference rate, the default amount and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

     Please note that The Bank of New York is currently serving as the calculation agent for the notes. We may change the calculation agent for your notes at any time without notice and The Bank of New York may resign as calculation agent at any time upon 60 days' written notice to Royal Bank of Canada.

Special Calculation Provisions

Business Day

     When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the maturity date for your notes, all as described in this product prospectus supplement.

                           USE OF PROCEEDS AND HEDGING

     We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

     In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities or over-the-counter derivative instruments linked to the reference rate prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

     We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities. We or our affiliates may close out our or their hedge on or before the maturity date.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading Activities by Royal Bank or its Affiliates May Adversely Affect the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

Historical Reference Rate Information

     We may provide historical information on the reference rate in the relevant pricing supplement. You should not take any such historical information concerning the reference rate as an indication of the future levels of such rates.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

     The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to the prospectus, prospectus supplement, this product supplement and a pricing supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder"). This discussion supersedes and replaces the discussion in the accompanying prospectus.

     This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

     Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the pricing supplement related thereto. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

     Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including accrued interest on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest payable on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

     In the event that a note is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

     Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

         SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following disclosure--including the opinion of Sullivan & Cromwell LLP--has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure, or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, unless stated otherwise, the discussion below assumes that interest will be payable on your notes at least annually and at fixed intervals. In addition, the discussion below assumes that any floating rate of interest that is paid with respect to the notes is determined using a single fixed formula that is based on objective financial or economic information that is not unique to the circumstances of, or within the control of Royal Bank (other than the credit quality of Royal Bank) and that any caps or floors on any variable rate of interest payable with respect to the notes are fixed throughout the term of the notes. Further, apart from the case of accrual notes and notes that are treated as contingent payment debt instruments, as described below, this disclosure assumes that the notes are issued at par. The U.S. federal income tax consequences of a note with terms that are not consistent with the assumptions made in this section may be significantly different from the tax consequences discussed below. There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

     Consequently, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

     This section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

     The following section reflects the opinion of Sullivan & Cromwell LLP, counsel to Royal Bank with respect to the hypothetical notes described below. Because the terms of an actual note have not yet been determined, the opinion of Sullivan & Cromwell LLP does not relate to any actual Notes. The United States federal income tax treatment of the notes will depend on whether (i) the term of the notes exceeds one year, or (ii) the term of the notes will not exceed one year. Whether the term of the notes exceeds one year or does not exceed one year will be determined using a day count convention that includes either the issue date of the notes or the maturity date of the notes, but not both the issue date and maturity date, in the term of the notes. In addition, the following discussion assumes that the notes are denominated in U.S. dollars and that any non-interest financial measure from which the amount of interest paid or accrued with respect to the notes is an inflation rate. The relevant pricing supplement will discuss the tax consequences of any notes that are not denominated in U.S. dollars or that are linked to a non-interest financial measure other than an inflation rate.

When the term of the notes exceeds one year

Accrual Notes

     If the notes are accrual notes, on which this discussion assumes that interest will not be payable at least annually, a holder must generally include original issue discount, or OID, in income before the holder receives cash attributable to that income. The amount of OID that must be included in income is calculated using a constant-yield method, and generally holders will include increasingly greater amounts of OID in income over the life of accrual notes. For a detailed discussion of the OID rules, please see "Tax Consequences--Taxation of Debt Securities--Original Issue Discount" in the accompanying prospectus.

Fixed Rate Notes, Floating Rate Notes, Inverse Floating Rate Notes, Step Up Notes, Leveraged Notes, Range Accrual Notes, Dual Range Accrual Notes and Non-Inversion Range Accrual Notes

     If the notes are fixed rate notes, floating rate notes, inverse floating rate notes, step up notes, leveraged notes, range accrual notes or non-inversion range accrual notes, subject to the exceptions listed below, a holder will generally be taxed on any interest on the notes as ordinary income at the time the holder receives the interest or when it accrues, depending on the holder's method of accounting for tax purposes.

     If the notes are step up notes, the tax treatment described in the preceding paragraph assumes that the issuer will have the right to call the notes at par (plus accrued but unpaid interest) on each date that the interest rate increases. If this is not the case, step-up notes may be treated as issued with OID, in which case the notes would be subject to the rules discussed in the accompanying prospectus under the heading "Tax Consequences--Taxation of Debt Securities--Original Issue Discount."

     If the notes are range accrual notes, dual range accrual notes, inverse floating rate notes or non-inversion range accrual notes, the tax treatment described in the second preceding paragraph assumes that the interest will not be front or back-loaded. The interest rate in respect of such notes will be treated as front or back-loaded if it is reasonably expected that the average value of the interest rate during the first half of the notes' term will be either significantly less than or significantly greater than the average value of the interest rate during the final half the notes' term. Likewise, if the notes are floating rate notes or leveraged notes, the tax treatment described in the second preceding paragraph assumes that either (i) the interest paid in respect of the notes will not be front or back-loaded or (ii) the interest is paid a rate that is properly characterized as a "qualified floating rate." A floating rate will generally be a qualified floating rate if the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day and either (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated or (ii) the rate is equal to a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds multiplied by either: (x) a fixed multiple that is greater than 0.65 but not more than 1.35 or
(y) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

     If any of the assumptions in the prior paragraph are not correct with respect to a floating rate note, inverse floating rate note, leveraged note, range accrual note, dual range accrual note or non-inversion range accrual note, or if such a note does not qualify as a variable rate debt instrument under the rules described in the accompanying prospectus under the heading "Tax Consequences--Taxation of Debt Securities--Original Issue Discount--Variable Rate Debt Securities," that note may be treated as a debt instrument that is subject to the special rules that govern contingent debt instruments as discussed below under "--Rules Applicable to Notes Treated as Contingent Debt Instruments for Tax Purposes."

Leveraged Steepener Notes

     The tax treatment of leveraged steepener notes will depend upon whether such notes are properly treated as variable rate debt instruments or contingent payment debt instruments. If the notes are properly characterized as variable rate debt instruments and do not provide for an initial fixed interest rate, holders will generally be taxed on any interest on the notes as ordinary income at the time that interest is received or when it accrues, depending on the holder's method of accounting for tax purposes. If, alternatively, the notes are treated as contingent payment debt instruments, the notes will be subject to the special rules, which are discussed below under "--Rules Applicable to Notes Treated as Contingent Debt Instruments for Tax Purposes."

     Whether leveraged steepener notes are properly treated as variable rate debt instruments or contingent payment debt instruments may depend upon whether the interest payable on the notes is front-loaded or back-loaded. More specifically, interest will be treated as front or back-loaded if it is reasonably expected that the average value of the interest rate during the first half of a note's term will be either significantly less than or significantly greater than the average value of the interest rate during the final half that note's term. If leveraged steepener notes are treated as front-loaded or back-loaded, such notes should generally be treated as debt instruments subject to the special rules governing contingent payment debt instruments for United States federal income tax purposes, which are discussed below under "--Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes."

     If leveraged steepener notes are not treated as paying interest that is front-loaded or back-loaded, the tax treatment of the notes may depend on whether the notes provide for an initial fixed interest rate. If the notes do not provide for an initial fixed interest rate, the notes will generally be treated as variable rate debt instruments.

     If leveraged steepener notes do provide for an initial fixed interest rate, the tax treatment of the notes will depend on whether the fixed interest rate paid on the notes (i) is provided for a period of 1 year or less and (ii) is intended to approximate the floating rate of interest paid on the notes. However, applicable treasury regulations provide that an initial fixed interest rate that is paid for period of 1 year or less followed by a variable rate that is otherwise treated as an "objective rate" for a subsequent period will be conclusively presumed to constitute a single "objective rate" for purposes of determining whether an obligation is a variable rate debt instrument if the value of the initial fixed interest rate does not differ from the value of the variable rate by more than 25 basis points on the date the instrument is issued. Accordingly, if (i) the initial fixed rate paid on leveraged steepener notes is within 25 basis points of the value of the floating rate on the issue date of the notes and (ii) the initial fixed rate on the notes is provided for a term of 1 year or less, it would be reasonable to treat the notes as variable rate debt instruments. If, alternatively, leveraged steepener notes (i) provide for an initial fixed rate that is not within 25 basis points of the value of the floating rate on the notes' date of issue or (ii) provide for an initial fixed rate for a period that extends beyond 1 year, such notes should generally be treated as contingent payment debt instruments.

Fixed-to-Floating Rate Notes and Floating-to-Fixed Rate Notes

     Fixed-to-floating rate notes and floating-to-fixed rate rotes will generally be treated as either variable rate debt instruments or contingent payment debt instruments, depending on the specific terms of the notes. The applicable pricing supplement will specify whether such notes should be treated as variable rate debt instruments or contingent payment debt instruments.

     If the notes are properly characterized as variable rate debt instruments holders will generally be taxed on any interest on the notes as ordinary income at the time that interest is received or when it accrues, depending on the holder's method of accounting for tax purposes, unless otherwise specified in the applicable pricing supplement. If, alternatively, the notes are treated as contingent payment debt instruments, the notes will be subject to the special rules, which are discussed below under "--Rules Applicable to Notes Treated as Contingent Debt Instruments for Tax Purposes."

Market Discount or Premium

     If the notes are purchased at a price other than the initial offering price of the notes, the rules related to market discount of amortizable bond premium may also apply to the notes. These rules are discussed in the accompanying prospectus under the headings "Tax Consequences--Taxation of Debt
Securities--Market Discount" and "Tax Consequences--Taxation of Debt Securities--Debt Securities Purchased at a Premium."

Sale, Redemption or Maturity of the Notes (that are Not Treated as Contingent Payment Debt Instruments)

     Holders will generally recognize gain or loss on the sale, redemption or maturity of the notes equal to the difference between the amount realized on the sale, redemption or maturity and the holder's tax basis in the notes. A holder's tax basis in the notes will generally be the amount the holder paid for the notes adjusted by:


  o adding any OID or market discount, de minimis OID and de minimis market discount previously included in income with respect to the notes; and then

  o subtracting (i) for notes that are treated as issued with OID, any payments on the notes that are not qualified stated interest payments and (ii) and any amortizable bond premium applied to reduce interest on the notes.

     Such gain or loss would be capital gain or loss except to the extent (i) attributable to accrued but unpaid interest and (ii) described under "Tax Consequences--Taxation of Debt Securities--Market Discount" in the accompanying prospectus. Capital gain of a noncorporate U.S. holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year.

Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes

     If a note is subject to the special rules applicable to contingent payment debt obligations, the amount of interest holders are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules could possibly have the effect of requiring holders to include amounts in income in respect of the notes prior to receipt of cash attributable to that income.

     The amount of interest that a holder will be required to include in income during each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the original offering price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt obligations) and decreased by the projected amount of any contingent payments previously made on the notes.

     The comparable yield and projected payment schedule for a particular note can be obtained by calling RBC Capital Markets Corporation toll free at (866) 609-6009. A holder is required to use this comparable yield and projected payment schedule in determining its interest accruals in respect of a note treated as a contingent payment debt instrument unless the holder timely discloses and justifies on its federal income tax return the use of a different comparable yield and projected payment schedule.

     This comparable yield and projected payment schedule are not provided for any purpose other than the determination of interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes. Any Form 1099-OID accrued interest will be based on such comparable yield and projected payment schedule.

     In addition to accruing interest income in accordance with the comparable yield, a holder will be required to make adjustments (as described below) if the actual amounts that holder receives in any taxable year differs from the projected payment schedule.

     If, during any taxable year, a holder receives actual payments with respect to the notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, that holder will incur a "net positive adjustment" under the contingent debt regulations equal to the amount of such excess. A holder will treat a net positive adjustment as additional interest income in that taxable year.

     If a holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, that holder will incur a "net negative adjustment" under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the holder's interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, redemption or maturity of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

     If the notes are purchased for an amount that differs from the notes' adjusted issue price at the time of the purchase, a holder must determine the extent to which the difference between the price paid for the notes and the notes' adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

     If the notes are purchased for an amount that is less than the adjusted issue price of the notes, holders must (i) make positive adjustments increasing the amount of interest that would otherwise accrue and be included in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (ii) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If the notes are purchased for an amount that is greater than the adjusted issue price of the notes, holders must (i) make negative adjustments decreasing the amount of interest that would otherwise accrue and be included in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (ii) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

     Because any Form 1099-OID that a holder may receive will not reflect the effects of positive or negative adjustments resulting from the purchase of the notes at a price other than the adjusted issue price determined for tax purposes, holders are urged to consult with their tax advisors as to whether and how the adjustments described in the preceding paragraph should be made to the amounts reported on any Form 1099-OID.

     Holders will recognize gain or loss on the sale, redemption or maturity of the notes in an amount equal to the difference, if any, between the amount of cash received at that time and their adjusted basis in the notes. In general, a holder's adjusted basis in the notes will equal the amount the holder paid for the notes, increased by the amount of interest that was previously accrued with respect to the notes (in accordance with the comparable yield for the notes, but disregarding any adjustments made if the actual payments differ from the projected payments), increased or decreased by the amount of any positive or negative adjustment, if any, that is made with respect to the notes under the rules set forth above with respect to secondary purchasers and decreased by the projected amount of any contingent payments previously made on the notes.

     Any gain that may be recognized on the sale, redemption or maturity of notes treated as contingent payment debt instruments will generally be ordinary interest income. Any loss that may be recognized upon the sale, redemption or maturity of such notes will generally be ordinary loss to the extent the interest included as income in the current or previous taxable years in respect of the notes exceeded the total net negative adjustments that the holder took into account as ordinary loss, and thereafter will be capital loss. If the notes are held until maturity and the maturity payment is less than the projected payment at maturity, the difference will first reduce interest that would otherwise accrue in respect of the notes in such taxable year, and any remainder will be ordinary loss to the extent the interest that the holder previously accrued as income in respect of the notes exceeded the total net negative adjustments that the holder took into account as ordinary loss, and thereafter will be capital loss. The deductibility of capital losses is subject to limitations.


Where the term of the notes will not exceed one year

Accrual Notes, Fixed Rate Notes and Step Up Notes

     This subsection provides a general description of the U.S. federal income tax consequences of holding accrual notes, fixed rate notes or step up notes with a term that will not exceed one year. In general, an individual or other cash basis U.S. holder of a short-term note, is not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless that holder elects to do so (although it is possible that a holder may be required to include any stated interest in income as that holder receives it). However, accrual basis taxpayers, taxpayers in a special class, including, but not limited to, regulated investment companies, common trust funds and a certain types of pass-through entities, and cash basis taxpayers who so elect will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding.

     Holders who are not required to and do not elect to include OID in income currently will generally recognize ordinary income upon the sale or retirement of a short-term note to the extent of the accrued OID, which will be determined on a straight-line basis unless the holder makes an election to accrue the OID under the constant-yield method through the date of sale or retirement. However, a holder that is not required and does not elect to accrue OID on its short-term notes will be required to defer deductions for interest on borrowings allocable to the holder's short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

     In determining the amount of OID subject to these rules, a holder must include all interest payments on a short-term note, including stated interest, in its short-term note's stated redemption price at maturity.

Range Accrual Notes, Dual Range Accrual Notes, Non-Inversion Range Accrual Notes, Floating Rate Notes, Inverse Floating Rate Notes, Leveraged Steepener Notes, Fixed-to-Floating Rate Notes, Floating-to-Fixed Rate Notes and Leveraged Notes

     The following subsection provides a general description of the U.S. federal income tax consequences of holding range accrual notes, dual range accrual notes, non-inversion range accrual notes, floating rate notes, inverse floating rate notes, leveraged steepener notes fixed-to-floating rate notes, floating-to-fixed rate notes and leveraged notes with a term that will not exceed one year. The notes should be treated as debt instruments subject to the rules governing short-term debt instruments. Accordingly, interest paid or accrued on the notes should be ordinary income for U.S. federal income tax purposes.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     As described above under "--Accrual Notes, Fixed Rate Notes and Step Up Notes," all interest paid with respect to a short term note is treated as OID and is required to be accrued by accrual basis taxpayers and electing cash basis taxpayers on either the straight-line method, or, if elected, the constant yield method, compounded daily. There are no regulations, published rulings or judicial decisions, however, that address the determination of OID on short term notes where coupon payments are not fixed in amount. In the absence of authority, it would be reasonable for a holder to include interest with respect to the notes into income in accordance with the holder's regular method of accounting.

     Alternative approaches would also be reasonable. For example, an accrual basis holder, a cash basis holder that elects to accrue interest currently, or a holder in a special class of holders (as described above under "--Accrual, Notes, Fixed Rate Notes and Step Up Notes") who are otherwise required to accrue OID with respect to short term debt instruments, could calculate and accrue OID on the notes under rules analogous to the rules for accruing interest on a contingent payment debt instrument.

     Treatment Upon Sale or Maturity

     Holders of short-term notes will recognize gain or loss on the sale, redemption or maturity of the notes in an amount equal to the difference, if any, between the fair market value of the amount received at such time and the holder's adjusted basis in the notes. The adjusted basis of a cash-basis taxpayer in the notes will generally be the purchase price of the notes. The adjusted basis in the notes of an accrual basis holder or a cash basis holder that elects to accrue interest on your notes currently will generally be the purchase price of the notes increased by the amount of interest accrued on the notes by the holder and decreased by the interest paid on the notes to the holder. Any gain realized on the sale, redemption or maturity of the notes would be ordinary income to the extent of the interest that had accrued on the notes, and assuming the notes are treated as short-term debt for U.S. federal income tax purposes, the balance would be short-term capital gain or loss. Short term capital gains are taxed at ordinary income rates and the deductibility of capital losses is limited.

Backup withholding and information reporting

     Please see the discussion under "Tax Consequences--United States Taxation--U.S. Holders--Taxation of Debt Securities--Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation, RBC Dain Rauscher Inc. or another of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

     To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

                                     Annex A

                             REPAYMENT ELECTION FORM



                              ROYAL BANK OF CANADA
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                           CUSIP NUMBER_______________

To: Royal Bank of Canada:

     The undersigned financial institution (the "Financial Institution") represents the following:

     o The Financial Institution has received a request for repayment from the executor or other authorized representative (the "Authorized Representative") of the deceased beneficial owner listed below (the "Deceased Beneficial Owner") of Senior Global Medium-Term Notes, Series C (CUSIP No. ___________) (the "Notes").

     o At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "Depositary").

     o The Deceased Beneficial Owner had purchased such Notes (either in an initial or subsequent sale of the Notes) at least one year prior to the date of his or her death.

     The Financial Institution agrees to the following terms:

     o The Financial Institution shall follow the instructions (the "Instructions") accompanying this Repayment Election Form (the "Form").

     o The Financial Institution shall make all records specified in the Instructions supporting the above representations available to Royal Bank of Canada (the "Bank") for inspection and review within five Business Days of the Bank's request.

     o If the Financial Institution or the Bank, in either's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Bank may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Bank immediately.

     o Other than as described in the Pricing Supplement in connection with the Notes in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the "Annual Limitation" or the "Individual Limitation," repayment elections may not be withdrawn.

     o The Financial Institution agrees to indemnify and hold harmless the Bank against and from any and all claims, liabilities, costs, losses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.


(1) ----------------------------------------------------------------------------

     Name of Deceased Beneficial Owner

(2) ----------------------------------------------------------------------------

     Date of Death

(3) ----------------------------------------------------------------------------

     Name of Authorized Representative Requesting Repayment

(4) ----------------------------------------------------------------------------

     Name of Financial Institution Requesting Repayment

(5) ----------------------------------------------------------------------------

     Signature of Representative of Financial Institution Requesting Repayment

(6) ----------------------------------------------------------------------------

     Principal Amount of Requested Repayment

(7) ----------------------------------------------------------------------------

     Date of Election

(8) ----------------------------------------------------------------------------

     Date Requested for Repayment

(9) Financial Institution Representative:

     Name:

     Phone Number:

     Fax Number:

     Mailing Address (no P.O. Boxes):

(10) Wire instructions for payment:

     Bank Name:

     ABA Number:

     Account Name:

     Account Number:

     Reference (optional):



TO BE COMPLETED BY THE BANK:


(A) Election Number*:


(B) Delivery and Payment Date:


(C) Principal Amount:


(D) Accrued Interest:

(E) Date of Receipt of Form by the Bank:


(F) Date of Acknowledgment by the Bank:

     * To be assigned by the Bank upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

               INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

                         AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form. The terms of the repayment option are governed by the disclosure document the beneficial owner received at the time he, she or it purchased the Notes. In the event of any inconsistencies, the disclosure document will govern.

     1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, and had owned for a period of at least one year prior to death, the Notes being submitted for repayment and (4) any necessary tax waivers. For purposes of determining whether the Bank will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

     o Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner; however, only the death of all such tenants will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case only the death of both husband and wife will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

     o Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust; however, only the death of all such individuals who are tenants by the entirety or joint tenants in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case only the death of both husband and wife will be deemed the death of the beneficiary of the trust.

     o The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

     2. Indicate the name of the Deceased Beneficial Owner on line (1).

     3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

     4. Indicate the name of the Authorized Representative requesting repayment on line (3).

     5. Indicate the name of the Financial Institution requesting repayment on line (4).

     6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

     7. Indicate the principal amount of Notes to be repaid on line (6).

     8. Indicate the date this Form was completed on line (7).

     9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first June 15 or December 15 to occur at least 20 calendar days after the date of the Bank's acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day. For example, if the acceptance date for Notes tendered were May 1, 2006, the earliest repayment date you could elect would be June 15, 2006.

     10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

     11. Indicate the wire instruction for payment on line (10).

     12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

     13. Mail or otherwise deliver an original copy of the completed Form to:

     The Bank of New York
     Global Trust Services, Americas
     101 Barclay Street, 4E
     New York, NY 10286
     Attn: Institutional Trust Services

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

           Accrual Notes                         Floating Rate Notes

           Fixed Rate Notes                      Leveraged Notes

           Step Up Notes                         Dual Range Accrual Notes

           Range Accrual Notes                   Inverse Floating Rate Notes

           Non-Inversion Range Accrual Notes     Leveraged Steepener Notes

           Fixed-to-Floating Rate Notes

           Floating-to-Fixed Rate Notes


                                February 25, 2009